Pilgrim’s Pride Reports First Quarter 2025 Results with $4.5 Billion in Net Sales and Operating Income of $404.5 Million

GREELEY, Colo., April 30, 2025 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's leading food companies, reports its first quarter 2025 financial results.

First Quarter Highlights:
•Net Sales of $4.5 billion.
•Consolidated GAAP operating income margin of 9.1%.
•GAAP Net Income of $296.3 million and GAAP EPS of $1.24. Adjusted Net Income of $312.6 million and Adjusted EPS of $1.31.
•Adjusted EBITDA of $533.2 million, or a 12.0% margin.
•The U.S. Fresh portfolio experienced strong demand across both retail and foodservice and continued improvements in operational efficiencies. Chicken commodity prices rose higher than historical seasonal averages benefiting Big Bird. Case Ready and Small Bird strengthened relationships with Key Customers as volumes increased higher than industry averages.
•U.S. Prepared Foods continued to expand its portfolio across retail and foodservice as net sales grew over 20% compared to prior year, further diversifying our portfolio. Brands remained a key driver as Just Bare® continues to have the highest velocity and most growth in the retail fully cooked chicken category.
•Digitally-enabled sales grew over 35% from prior year through partnerships with leading retailers, foodservice providers, and online suppliers.
•Pilgrim’s Europe continued to scale profitable growth through Key Customer partnerships, enhanced mix, and further business integration. Momentum for branded offerings grew as volumes for Richmond® and Fridge Raiders® increased faster than the category.
•Mexico continued to grow with Key Customers in retail and foodservice as sales volume increased by double digits compared to prior year. Diversification efforts accelerated as sales volume of value-added product offerings increased 9%.
•Continued strong liquidity position and balance sheet flexibility after payment of the special dividend of $1.5 billion with a net leverage ratio of 1.1x of Adjusted EBITDA.
•Investment projects remain on track to support the growth of our branded portfolio, to meet increased Key Customer demand in Fresh and to reduce operational risk in protein conversion. Through these investments, Pilgrim’s will continue to support and strengthen local communities in rural America.
•The company continues to drive sustainability through both operational efficiencies and supply chain engagement. Third-party reports demonstrate Pilgrim’s Scope 1 and 2 GHG emissions intensity levels have decreased below target thresholds, while efforts to expand climate resiliency in broader businesses and value chains increase.

(Unaudited)	Three Months Ended
	March 30, 2025	March 31, 2024	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,463.0	$4,361.9	+2.3%
U.S. GAAP EPS	$1.24	$0.73	+69.9%
Operating income	$404.5	$250.3	+61.6%
Adjusted EBITDA(1)	$533.2	$371.9	+43.4%
Adjusted EBITDA margin(1)	12.0%	8.5%	+3.5	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“While facing volatility during the quarter, we maintained our focus on controlling the controllables and consistent execution of our strategies,” said Fabio Sandri, Pilgrim’s President and CEO. “We continued to cultivate Key Customer partnerships through differentiated offerings and a diversified portfolio in each of our geographies, reinforcing our foundation for profitable growth.”

In the first quarter, the U.S. business increased sales and profitability compared to the prior year. U.S. Fresh experienced continued seasonal strength in commodity values and improved production efficiencies in Big Bird, whereas Case Ready and Small Bird benefited from increased distribution with Key Customers in retail, deli, and QSRs. Prepared Foods accelerated the expansion of its value-added portfolio across retail and foodservice.

“We continue to realize strong demand as the consumer maintains an appreciation for the relative affordability and convenience of chicken compared to other proteins,” added Sandri. “Given our diversified portfolio across segments, we captured commodity market upsides. Equally important, we have strengthened relationships with Key Customers through quality and service, and further diversified our portfolio through value-added offerings.”

Europe continues to benefit from ongoing optimization, new product development efforts, and branded growth. The business achieved a new adjusted EBITDA margin milestone at 8.1% for the first quarter, over 150 basis points higher than the previous year. Overall demand remained stable as the portfolio continues to transition to an enhanced mix.

“In Europe, our efforts to scale profitable growth continues to accelerate,” said Sandri. “We have increased traction among consumers for core branded offerings, grown our partnerships with Key Customers, and further cultivated our innovation pipeline.”

Mexico drove profitability from growth in Key Customer partnerships throughout Fresh, relatively attractive commodity fundamentals, and expansion of value-added offerings across retail and foodservice. Expansion efforts in live operations and Prepared Foods remained on track as all projects are proceeding as planned.

“Given our overall market presence and long-term potential, Mexico remains a promising growth opportunity,” remarked Sandri. “As such, we will continue to evaluate investments to further diversify our portfolio, improve our operational efficiencies, and strengthen Key Customer partnerships.”

Pilgrim’s achieved a net leverage ratio of 1.1x after payment of a special dividend, well below its target of 2x to 3x.

“We will maintain our financial flexibility and capital discipline as we continue to invest in projects to drive profitable growth with Key Customers and explore strategic opportunities to diversify our portfolio,” concluded Sandri.

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, May 1, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: https://dpregister.com/sreg/10198901/fef3fe079e.

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs approximately 62,600 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 30, 2025	December 29, 2024
	(In thousands)
Cash and cash equivalents	$2,066,782	$2,040,834
Restricted cash and restricted cash equivalents	10,685	2,324
Investment in available-for-sale securities	—	10,220
Trade accounts and other receivables, less allowance for credit losses	1,105,991	1,004,334
Accounts receivable from related parties	10,612	2,608
Inventories	1,856,305	1,783,488
Income taxes receivable	55,597	72,414
Assets held for sale	3,151	3,062
Prepaid expenses and other current assets	257,915	200,879
Total current assets	5,367,038	5,120,163
Deferred tax assets	28,519	29,483
Operating lease assets, net	248,178	255,713
Other long-lived assets	66,745	62,019
Intangible assets, net	820,275	806,234
Goodwill	1,271,690	1,239,073
Property, plant and equipment, net	3,161,314	3,137,891
Total assets	$10,963,759	$10,650,576

Accounts payable	$1,410,879	$1,411,519
Accounts payable to related parties	27,280	15,257
Revenue contract liabilities	42,412	48,898
Dividends payable	1,495,382	—
Accrued expenses and other current liabilities	919,606	1,015,504
Income taxes payable	93,328	60,097
Current maturities of long-term debt	862	858
Total current liabilities	3,989,749	2,552,133
Noncurrent operating lease liabilities, less current maturities	189,258	195,944
Long-term debt, less current maturities	3,199,746	3,206,113
Deferred tax liabilities	418,704	422,952
Other long-term liabilities	18,855	20,038
Total liabilities	7,816,312	6,397,180
Common stock	2,625	2,623
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	2,001,280	1,994,259
Retained earnings	1,958,162	3,157,511
Accumulated other comprehensive loss	(284,233)	(370,300)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,133,147	4,239,406
Noncontrolling interest	14,300	13,990
Total stockholders’ equity	3,147,447	4,253,396
Total liabilities and stockholders’ equity	$10,963,759	$10,650,576

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands, except per share data)
Net sales	$4,463,009	$4,361,934
Cost of sales	3,908,136	3,978,025
Gross profit	554,873	383,909
Selling, general and administrative expense	133,779	119,076
Restructuring activities	16,612	14,559
Operating income	404,482	250,274
Interest expense, net of capitalized interest	41,738	41,243
Interest income	(24,953)	(10,346)
Foreign currency transaction gains	(2,053)	(4,337)
Miscellaneous, net	(692)	(3,286)
Income before income taxes	390,442	227,000
Income tax expense	94,099	52,062
Net income	296,343	174,938
Less: Net income attributable to noncontrolling interests	310	517
Net income attributable to Pilgrim’s Pride Corporation	$296,033	$174,421

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	237,235	236,844
Effect of dilutive common stock equivalents	1,045	647
Diluted	238,280	237,491

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$1.25	$0.74
Diluted	$1.24	$0.73

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands)
Cash flows from operating activities:
Net income	$296,343	$174,938
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	104,518	103,350
Deferred income tax expense	(10,958)	15,519
Stock-based compensation	7,023	4,744
Loan cost amortization	1,239	1,311
Loss on property disposals	900	1,842
Accretion of discount related to Senior Notes	608	649
Asset impairment	589	—
Gain on early extinguishment of debt recognized as a component of interest expense	(107)	—
Gain on equity-method investments	(1)	(2)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(91,504)	72,350
Inventories	(64,233)	114,471
Prepaid expenses and other current assets	(44,021)	(27,628)
Accounts payable, accrued expenses and other current liabilities	(118,667)	(212,807)
Income taxes	51,887	35,797
Long-term pension and other postretirement obligations	(1,414)	(1,315)
Other operating assets and liabilities	(5,311)	(12,192)
Cash provided by operating activities	126,891	271,027
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(98,274)	(108,429)
Proceeds from property disposals	1,185	2,217
Cash used in investing activities	(97,089)	(106,212)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(3,553)	(153)
Proceeds from contribution (distribution) of capital under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	—	1,425
Payments of capitalized loan costs	—	(16)
Cash provided by (used in) financing activities	(3,553)	1,256
Effect of exchange rate changes on cash and cash equivalents	8,060	(2,411)
Increase in cash, cash equivalents and restricted cash	34,309	163,660
Cash, cash equivalents and restricted cash, beginning of period	2,043,158	731,223
Cash, cash equivalents and restricted cash, end of period	$2,077,467	$894,883

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction gains, (2) costs related to litigation settlements, (3) restructuring activities losses, and (4) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands)
Net income	$296,343	$174,938
Add:
Interest expense, net(a)	16,785	30,897
Income tax expense	94,099	52,062
Depreciation and amortization	104,518	103,350
EBITDA	511,745	361,247
Add:
Litigation settlements(b)	7,250	940
Restructuring activities losses(c)	16,612	14,559
Minus:
Foreign currency transaction gains(d)	2,053	4,337
Net income attributable to noncontrolling interest	310	517
Adjusted EBITDA	$533,244	$371,892
(a)Interest expense, net, consists of interest expense less interest income.
(b)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(c)Restructuring activities losses are related to costs incurred, such as severance, lease terminations, asset impairment and other charges, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(d)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.

The summary unaudited consolidated income statement data for the twelve months ended March 30, 2025 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 31, 2024 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 29, 2024 and (2) the applicable unaudited consolidated income statement data for the three months ended March 30, 2025.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	June 30, 2024	September 29, 2024	December 29, 2024	March 30, 2025	March 30, 2025
	(In thousands)
Net income	$326,523	$349,990	$235,772	$296,343	$1,208,628
Add:
Interest expense, net	15,338	19,498	22,776	16,785	74,397
Income tax expense	100,650	131,609	40,725	94,099	367,083
Depreciation and amortization	107,948	110,470	111,854	104,518	434,790
EBITDA	550,459	611,567	411,127	511,745	2,084,898
Add:
Litigation settlements	71,250	—	95,038	7,250	173,538
Restructuring activities losses	36,675	30,836	11,318	16,612	95,441
Loss on settlement of pension from plan termination	—	10,709	10,940	—	21,649
Inventory write-down as a result of hurricane	—	8,075	—	—	8,075
Minus:
Foreign currency transaction gains	2,225	678	2,785	2,053	7,741
Net income (loss) attributable to noncontrolling interest	220	130	(82)	310	578
Adjusted EBITDA	$655,939	$660,379	$525,720	$533,244	$2,375,282

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Three Months Ended
	March 30, 2025	March 31, 2024	March 30, 2025	March 31, 2024
	(In thousands)
Net income	$296,343	$174,938	6.64%	4.01%
Add:
Interest expense, net	16,785	30,897	0.38%	0.71%
Income tax expense	94,099	52,062	2.11%	1.19%
Depreciation and amortization	104,518	103,350	2.34%	2.36%
EBITDA	511,745	361,247	11.47%	8.27%
Add:
Litigation settlements	7,250	940	0.16%	0.02%
Restructuring activities losses	16,612	14,559	0.37%	0.33%
Minus:
Foreign currency transaction gains	2,053	4,337	0.05%	0.09%
Net income attributable to noncontrolling interest	310	517	0.01%	0.01%
Adjusted EBITDA	$533,244	$371,892	11.94%	8.52%

Net sales	$4,463,009	$4,361,934	—	—

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	March 30, 2025				March 31, 2024
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income	$222,296	$42,150	$31,897	$296,343	$102,631	$24,512	$47,795	$174,938
Add:
Interest expense, net(a)	25,567	(1,904)	(6,878)	16,785	44,586	(1,983)	(11,706)	30,897
Income tax expense	71,012	9,922	13,165	94,099	32,060	9,557	10,445	52,062
Depreciation and amortization	66,386	33,137	4,995	104,518	62,685	35,028	5,637	103,350
EBITDA	385,261	83,305	43,179	511,745	241,962	67,114	52,171	361,247
Add:
Foreign currency transaction losses (gains)(b)	(1)	(372)	(1,680)	(2,053)	2	(216)	(4,123)	(4,337)
Litigation settlements(c)	7,250	—	—	7,250	940	—	—	940
Restructuring activities losses(d)	—	16,612	—	16,612	—	14,559	—	14,559
Minus:
Net income attributable to noncontrolling interest	—	—	310	310	—	—	517	517
Adjusted EBITDA	$392,510	$99,545	$41,189	$533,244	$242,904	$81,457	$47,531	$371,892
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, lease terminations, asset impairment and other charges, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands)
GAAP operating income, U.S. operations	$318,806	$179,417
Litigation settlements	7,250	940
Adjusted operating income, U.S. operations	$326,056	$180,357

Adjusted operating income margin, U.S. operations	11.9%	7.0%

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands)
GAAP operating income, Europe operations	$49,071	$31,116
Restructuring activities losses	16,612	14,559
Adjusted operating income, Europe operations	$65,683	$45,675

Adjusted operating income margin, Europe operations	5.3%	3.6%

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands)
GAAP operating income, Mexico operations	$36,605	$39,741
No adjustments	—	—
Adjusted operating income, Mexico operations	$36,605	$39,741

Adjusted operating income margin, Mexico operations	7.5%	7.7%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In percent)
GAAP operating income margin, U.S. operations	11.6%	7.0%
Litigation settlements	0.3%	—%
Adjusted operating income margin, U.S. operations	11.9%	7.0%

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In percent)
GAAP operating income margin, Europe operations	4.0%	2.5%
Restructuring activities losses	1.3%	1.1%
Adjusted operating income margin, Europe operations	5.3%	3.6%

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In percent)
GAAP operating income margin, Mexico operations	7.5%	7.7%
No adjustments	—%	—%
Adjusted operating income margin, Mexico operations	7.5%	7.7%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$296,033	$174,421
Add:
Litigation settlements	7,250	940
Restructuring activities losses	16,612	14,559
Minus:
Foreign currency transaction gains	2,053	4,337
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	317,842	185,583
Net tax impact of adjustments(a)	(5,278)	(2,701)
Adjusted net income attributable to Pilgrim's	$312,564	$182,882
Weighted average diluted shares of common stock outstanding	238,280	237,491
Adjusted net income attributable to Pilgrim's per common diluted share	$1.31	$0.77
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands, except per share data)
GAAP EPS	$1.24	$0.73
Add:
Litigation settlements	0.03	—
Restructuring activities losses	0.07	0.07
Minus:
Foreign currency transaction gains	0.01	0.02
Adjusted EPS before tax impact of adjustments	1.33	0.78
Net tax impact of adjustments(a)	(0.02)	(0.01)
Adjusted EPS	$1.31	$0.77

Weighted average diluted shares of common stock outstanding	238,280	237,491
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,743,189	$2,579,332
Europe	1,231,529	1,267,903
Mexico	488,291	514,699
Total net sales	$4,463,009	$4,361,934

Sources of cost of sales by geographic region of origin:
U.S.	$2,355,567	$2,342,040
Europe	1,115,225	1,175,738
Mexico	437,344	460,247
Total cost of sales	$3,908,136	$3,978,025

Sources of gross profit by geographic region of origin:
U.S.	$387,622	$237,292
Europe	116,304	92,165
Mexico	50,947	54,452
Total gross profit	$554,873	$383,909

Sources of operating income by geographic region of origin:
U.S.	$318,806	$179,417
Europe	49,071	31,116
Mexico	36,605	39,741
Total operating income	$404,482	$250,274